                      BORROWERS GENERAL SECURITY AGREEMENT

     BORROWERS SECURITY AGREEMENT, dated as of January 31, 1989, as amended and restated through July 31, 1995, made by REX RADIO AND TELEVISION, INC., an Ohio corporation ('Rex Radio'), KELLY & COHEN APPLIANCES, INC., an Ohio Corporation ('Kelly'), STEREO TOWN, INC., a Georgia corporation ('Stereo Town'), and REX KANSAS, INC., a Kansas corporation ('Rex Kansas' and together with Rex Radio, Kelly and Stereo Town, each a 'Debtor' and, jointly and severally, the 'Debtors'), and NATWEST BANK N.A. ('NatWest'), as agent (in such capacity, referred to herein as 'Secured Party') for the several banks and other financial institutions (the 'Lenders') from time to time parties to the Amended and Restated Loan Agreement dated as of July 31, 1995 (as it may be further amended, modified or supplemented from time to time, the 'Loan Agreement'; terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Loan Agreement).

     WHEREAS, Rex Radio, Kelly, Stereo Town and NatWest USA Credit Corp. (in such capacity, the 'Original Lender') entered into several Loan Agreements, each dated as of January 31, 1989, and Rex Kansas and the Original Lender entered into a Loan Agreement dated as of May 31, 1994 (collectively, the 'Original Loan Agreements');

     WHEREAS, in connection with the Original Loan Agreements, Rex Radio, Kelly and Stereo Town entered into several General Security Agreements with the Original Lender, each dated as of January 31, 1989, and Rex Kansas and the Original Lender entered into a General Security Agreement dated as of May 31, 1994 (collectively, the 'Original Security Agreements');

     WHEREAS, the parties to the Original Security Agreements wish to amend and restate the Original Security Agreements as set forth below to, among other things, combine the Original Security Agreements in one security agreement in the form hereof.

     NOW, THEREFORE, the parties hereto agree that the Original Security Agreements shall hereby be combined and shall be amended and restated in their entirety as follows:

     1. In consideration of one or more loans, advances, or other financial accommodations at any time before, at or after the date hereof made or extended by Secured Party to or for the account of Debtors, directly or indirectly, as principals, guarantors or otherwise, at the sole discretion of Secured Party in each instance, each Debtor hereby grants to Secured Party a continuing security interest in and a right of setoff against, and each Debtor hereby assigns to Secured Party, the Collateral described in Paragraph 2, to secure the payment, performance and observance of all Obligations (as such term is defined in the Loan Agreement, and as used hereinafter, the 'Obligations').

     2. The Collateral is described on Schedule A annexed hereto as part hereof and on any separate schedule(s) at any time or from time to time furnished by Debtors to Secured Party (all of which are hereby deemed part of this Security Agreement).

     3. Each Debtor warrants, represents and covenants that: (a) the chief executive office and other places of business of such Debtor, the books and records relating to the Collateral and the Collateral are, and have been during the four-month period prior to the date hereof, located at the addresses set forth below and no Debtor will change any of the same, or merge or consolidate with any person or change its name, without prior written notice to and consent of Secured Party; (b) the Collateral is and will be used in each Debtor's business and not for personal, family, household or farming use; (c) the Collateral is now, and at all times will be, owned by Debtors free and clear of all liens, security interests, claims and encumbrances, except as set permitted under Section 7.03 of the Loan Agreement; (d) no Debtor will assign, sell, lease, transfer, or otherwise dispose of or abandon, nor will any Debtor suffer or permit any of the same to occur with respect to, any Collateral, without prior written notice to and consent of Secured Party, except for the sale or lease from time to time in the ordinary course of business of such items of the Collateral as may constitute inventory, and the inclusion of 'proceeds' of the Collateral under the security interest granted herein shall not be deemed a consent by Secured Party to any sale or other disposition of any Collateral except as expressly permitted herein or in the Loan Agreement; (e) each Debtor has made, and will continue to make, payment or deposit, or otherwise has provided and will provide for the payment, when due, of all taxes, assessments or contributions or other public or private charges which have been or may be levied or assessed against such Debtor, whether with respect to any Collateral, to any wages or salaries paid by such Debtor, or otherwise, and will deliver to Secured Party, on demand, certificates or other evidence satisfactory to Secured Party attesting thereto; (f) Debtors will use the Collateral for lawful purposes only, with all reasonable care and caution and in conformity with all applicable laws, ordinances and regulations; (g) Debtors will keep the Collateral in first-class order, repair, running and marketable condition, at Debtors' sole cost and expense; (h) Secured Party shall at all times have free access to and right of inspection of the

Collateral and any records pertaining thereto (and the right to make extracts from and to receive from Debtors originals or true copies of such records and any papers and instruments relating to any Collateral upon request therefor) and each Debtor hereby grants to Secured Party a security interest in all such records, papers and instruments to secure the payment, performance and observance of the Obligations; (i) the Collateral is now and shall remain personal property, and no Debtor will permit any Collateral to become a fixture without prior written notice to and consent of Secured Party and without first making all arrangements, and delivering, or causing to be delivered, to Secured Party all instruments and documents, including, without limitation, waivers and subordination agreements by any landlords or mortgagees, requested by and satisfactory to Secured Party to preserve and protect the primary security interest granted herein against all persons; (j) Debtors, at their sole cost and expense, will insure the Collateral in the name of and with loss or damage payable solely to Secured Party, as its interest may appear, against such risks, with such companies and in such amounts, as may be required by Secured Party from time to time (all such policies providing 30 days' minimum written notice of cancellation to Secured Party) and Debtors will deliver to
Secured  Party the  original or duplicate  policies,  or  certificates  or other evidence satisfactory to Secured Party attesting thereto, and Debtors will promptly notify Secured Party of any loss or damage to any Collateral or arising from its use; (k) at its option, Secured Party may apply any insurance monies received at any time to the cost of repairs to or replacements for the Collateral and/or to payment of the Obligations, whether or not due, in any order Secured Party may deter- mine, any surplus (after payment of all costs, reasonable attorneys' fees and disbursements) to be remitted to the applicable Debtor who shall remain liable for any deficiency; (l) each Debtor will, at its sole cost and expense, perform all acts and execute all documents requested by Secured Party from time to time to evidence, perfect, maintain or enforce Secured Party's primary security interest granted herein or otherwise in furtherance of the provisions of this Security Agreement; (m) at any time and from time to time, Debtors shall, at their own sole cost and expense, execute and deliver to Secured Party such financing statements pursuant to the Uniform Commercial Code ('UCC'), applications for certificate of title and other papers, documents or instruments as may be requested by Secured Party in connection with this Security Agreement, and Debtors hereby authorizes Secured Party to execute and file at any time and from time to time one or more financing statements or copies thereof or of this Security Agreement with respect to the Collateral signed only by Secured Party; (n) in its discretion, Secured Party may, at any time and from time to time, whether or not a Default (as hereinafter defined) has occurred, in its name or the applicable Debtor's or otherwise, notify any account debtor or obligor of any account, contract, document, instrument, chattel paper or general intangible  included  in  the  Collateral  to  make  payment  to  Secured Party;
(o) in its discretion, Secured Party may, at any time and from time to time, whether or not a Default has occurred, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for, or make any compromise or settlement deemed desirable by Secured Party with respect to, any Collateral, and/or extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, or release, any Collateral or Obligations, all without notice to or consent by Debtor and without otherwise discharging or affecting the Obligations, the Collateral or the security interest granted herein;
(p) in its discretion, Secured Party may, at any time and from time to time, for the account of Debtors, pay any amount or do any act required of any Debtor hereunder and which any Debtor fails to do or pay, and any such payment shall be deemed an advance by Secured Party to Debtors for which Debtors shall be, jointly and severally, obligated to pay on demand together with interest at the highest rate then payable on any of the Obligations; (q) Debtors will pay Secured Party for any sums, costs, and expenses which Secured Party may pay or incur pursuant to the provisions of this Security Agreement or in negotiating, executing, per- fecting, defending, protecting or enforcing this Security Agreement or the security interest granted herein or in enforcing payment of the Obligations or otherwise in connection with the provisions hereof, including but not limited to court costs, collection charges, travel expenses, and reasonable attorneys' fees, all of which, together with interest at the highest rate then payable on any of the Obligations, shall be part of the Obligations and be payable on demand; (r) in its discretion, Secured Party may, at any time and from time to time, transfer to or register in the name of Secured Party or its nominee any Collateral consisting of securities, and, whether or not so transferred or registered, Secured Party shall be entitled to receive and retain all income, dividends (including stock dividends and rights to subscribe) and other distributions thereon as part of the Collateral and to exchange any such Collateral upon the reorganization, recapitalization, or readjustment of any entity issuing such securities and to exercise all rights with respect thereto as if it were the absolute owner thereof, provided that until the occurrence of a Default and whether or not the Collateral is transferred to or registered in the name of Secured Party or its nominee, Debtors shall be entitled to exercise the right to vote such Collateral and, if the Collateral has been so transferred or registered, Secured Party shall take such action as Debtor may reasonably request to enable Debtors to exercise such right for any purpose which is not inconsistent with the terms of this Security Agreement or the Obligations and which would not have an adverse effect on the value of the Collateral; (s) any proceeds of the Collateral received by any Debtor shall not be commingled with other property of such Debtor, but shall be segregated, held by such Debtor in trust for Secured Party, and immediately delivered to Secured Party in the form received, duly endorsed in blank where appropriate to effectuate the provisions hereof, the same to be held by Secured Party as additional Collateral hereunder or, at Secured Party's option, to be applied to payment of the Obligations, whether or not due and in any order; (t) in its sole discretion, Secured Party may, at any time and from time to time, assign, transfer or deliver to any transferee of any Obligations, any Collateral, whereupon Secured Party shall be fully discharged from all responsibility and the transferee shall be vested with all powers and rights of Secured Party hereunder with respect thereto, but Secured Party shall retain all rights and powers with respect to any Collateral not assigned, transferred or delivered; (u) except for any tradenames set forth below, no Debtor has during the five-year period prior to the date hereof been known by or used any tradename, fictitious name or any corporate name other than such Debtor's name as set forth next to its signature below; and (v) if the Collateral hereunder includes any 'margin stock' as defined in Regulation U or G of the Federal Reserve Board, none of the proceeds of any loans or advances which are part of the Obligations will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of maintaining, reducing or retiring any indebtedness of any Debtor which was originally incurred to purchase any securities which are currently margin stock.

     4. For the purposes of this Security Agreement, an Event of Default under and as defined in the Loan Agreement shall be referred to herein as a 'Default.'

     5. Upon the occurrence of any Default and at any time thereafter, Secured Party may, without notice to or demand upon any Debtor, declare any Obligations immediately due and payable and Secured Party shall have the following rights and remedies (to the extent permitted by applicable law) in addition to all rights and remedies of a secured party under the UCC or of Secured Party under the Obligations, all such rights and remedies being cumulative, not exclusive and enforceable alternatively, successively or concurrently:

     (a) Secured Party may at any time and from time to time, with or without judicial process or the aid and assistance of others, enter upon any premises in which any Collateral may be located and, without resistance or interference by Debtor, take possession of the Collateral; and/or dispose of any Collateral on any such premises; and/or require Debtor to assemble and make available to Secured Party at the joint and several expense of Debtor any Collateral at any place and time designated by Secured Party which is reasonably convenient to both parties; and/or remove any Collateral from any such premises for the purpose of effecting sale or other disposition thereof (and if any of the Collateral consists of motor vehicles, Secured Party may use the applicable Debtor's license plates); and/or sell, resell, lease, assign and deliver, grant options for or otherwise dispose of any Collateral in its then condition or following any commercially reasonable preparation or processing, at public or private sale or proceedings or otherwise, by one or more contracts, in one or more parcels, at the same or different times, with or without having the Collateral at the place of sale or other disposition, for cash and/or credit, and upon any terms, at such place(s) and time(s) and to such person(s) as Secured Party deems best, all without demand, notice or advertisement whatsoever except that where an applicable statute requires reasonable notice of sale or other disposition each Debtor hereby agrees that the sending of five days' notice by ordinary mail, postage prepaid, to any address of Debtors set forth in this Security Agreement shall be deemed reasonable notice thereof. If any Collateral is sold by Secured Party upon credit or for future delivery, Secured Party shall not be liable for the failure of the purchaser to pay for same and in such event Secured Party may resell such Collateral. Secured Party may buy any Collateral at any public sale and, if any Collateral is of a type customarily sold in a recognized market or is of the type which is the subject of widely distributed standard price quotations, Secured Party may buy such Collateral at private sale and in each case may make payment therefor by any means. Secured Party may apply the cash proceeds actually received from any sale or other disposition to the reasonable expenses of retaking, holding, preparing for sale, selling, leasing and the like, to reasonable attorneys' fees and all legal, travel and other expenses which may be incurred by Secured Party in attempting to collect the Obligations or enforce this Security Agreement or in the prosecution or defense of any action or proceeding related to the subject matter of this Security Agreement; and then to the Obligations in such order and as to principal or interest as Secured Party may desire; and Debtors shall remain jointly and severally liable and will pay Secured Party on demand any deficiency remaining, together with interest thereon at the highest rate then payable on the Obligations and the balance of any expenses unpaid, with any surplus to be paid to Debtors, subject to any duty of Secured Party imposed by law to the holder of any subordinate security interest in the Collateral known to Secured Party. Debtors recognize that Secured Party may be unable to effect a public sale of Collateral consisting of securities by reason of certain prohibitions contained in the Securities Act of 1933, but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof. Each Debtor agrees that any such Collateral sold at any such private sale may be sold at a price and upon other terms less favorable to the seller than if sold at public sale and that each such private sale shall be deemed to have been made in a commercially reasonable manner. Secured Party shall have no obligation to delay sale of any such securities for the period of time necessary to permit the issuer of such securities, even if such issuer would agree, to register such securities for public sale under the Securities Act of 1933.

     (b) Secured Party may appropriate, set off and apply to the payment of the Obligations, any Collateral in or coming into the possession of Secured Party or its agents, without notice to Debtors and in such manner as Secured Party may in its discretion determine.

     (c) Secured Party may exercise all voting rights and other powers with respect to Collateral consisting of securities as if it were the absolute owner thereof, the exercise of which shall not adversely affect the security interest granted herein or the Obligations.

     6. To effectuate the terms and provisions hereof, each Debtor hereby designates and appoints Secured Party and each of its designees or agents as attorney-in-fact of such Debtor, irrevocably and with power of substitution, with authority to: receive, open and dispose of all mail addressed to any Debtor and notify the Post Office authorities to change the address for delivery of mail addressed to such Debtor to such address as Secured Party may designate; endorse the name of such Debtor on any notes, acceptances, checks, drafts, money orders, instruments or other evidences of Collateral that may come into Secured Party's possession; sign the name of such Debtor on any invoices, documents, drafts against and notices to account debtors or obligors of such Debtor, assignments and requests for verification of accounts; execute proofs of claim and loss; execute endorsements, assignments or other instruments of conveyance or transfer; adjust and compromise any claims under insurance policies or otherwise; execute releases; and do all other acts and things necessary or advisable in the sole discretion of Secured Party to carry out and enforce this Security Agreement or the Obligations. All acts done under the foregoing authorization are hereby ratified and approved and neither Secured Party nor any designee or agent thereof shall be liable for any acts of commission or omission, for any error of judgment or for any mistake of fact or law. This power of attorney being coupled with an interest is irrevocable while any Obligations shall remain unpaid.

     7. Secured Party shall have the duty to exercise reasonable care in the custody and preservation of any Collateral in its possession, which duty shall be fully satisfied if Secured Party maintains safe custody of such Collateral, and, with respect to any maturities, calls, conversions, exchanges, redemptions, offers, tenders or similar matters relating to any such Collateral constituting securities (herein called 'events'), (i) Secured Party exercises reasonable care to ascertain the occurrence and to give reasonable notice to Debtors of any events applicable to any securities which are registered and held in the name of Secured Party or its nominee, (ii) Secured Party gives Debtors reasonable notice of the occurrence of any events, of which Secured Party has received actual knowledge, as to any securities which are in bearer form or are not registered and held in the name of Secured Party or its nominee (each Debtor hereby agreeing to give Secured Party reasonable notice of the occurrence of any events applicable to any securities in the possession of Secured Party of which any Debtor has received knowledge), and (iii) in the exercise of its sole discretion (a) Secured Party endeavors to take such action with respect to any of the events as Debtors may reasonably and specifically request in writing in sufficient time for such action to be evaluated and taken or (b) if Secured Party determines that the action requested might adversely affect the value of the securities as collateral, the collection of the Obligations secured, or otherwise prejudice the interest of Secured Party, Secured Party gives reasonable notice to Debtors that any such requested action will not be taken and if Secured Party makes such determination or if Debtors fail to make such timely request, Secured Party takes such other action as it deems advisable in the circumstances. Except as hereinabove specifically set forth, Secured Party shall have no further obligation to ascertain the occurrence of, or to notify Debtors with respect to, any events and shall not be deemed to assume any such further obligation as a result of the establishment by Secured Party of any internal procedures with respect to any securities in its possession, nor shall Secured Party be deemed to assume any other responsibility for, or obligation or duty with respect to, any Collateral, or its use, of any nature or kind, or any matter or proceedings arising out of or relating thereto, including, without limitation, any obligation or duty to take any action to collect, preserve or protect its or any Debtor's rights in the Collateral or against any prior parties thereto, but the same shall be at Debtors' sole risk and responsibility at all times. Each Debtor hereby releases Secured Party from any claims, causes of action and demands at any time arising out of or with respect to this Security Agreement, the Obligations, the Collateral and its use and/or any actions taken or omitted to be taken by Secured Party with respect thereto, and each Debtor hereby agrees to hold Secured Party harmless from and with respect to any and all such claims, causes of action and demands. Secured Party's prior recourse to any Collateral shall not constitute a condition of any demand, suit or proceeding for payment or collection of the Obligations. No act, omission or delay by Secured Party shall constitute a waiver of its rights and remedies hereunder or otherwise. No single or partial waiver by Secured Party of any Default or right or remedy which it may have shall operate as a waiver of any other Default, right or remedy or of the same Default, right or remedy on a future occasion. Each Debtor hereby waives presentment, notice of dishonor and protest of all instruments included in or evidencing any Obligations or Collateral, and all other notices and demands whatsoever (except as expressly provided herein). Any legal action or proceeding relating to the Obligations, this Security Agreement or the Collateral, or any document or instrument delivered with respect to any of the Obligations, may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and by execution and delivery of this Security Agreement, each Debtor hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Debtor hereby irrevocably waives, in connection with any such action or proceeding, (i) trial by jury, (ii) any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions and (iii) the right to interpose any non-compulsory setoff, counterclaim or cross-claim. Each Debtor irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Parent at its address set forth in Section 13.01 of the Loan Agreement. Nothing herein shall affect the right of the Secured Party to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Debtor in any other jurisdiction, subject in each instance to the provisions hereof with respect to rights and remedies. Any Debtor so served shall appear or answer to such process within thirty days after the mailing thereof. Should such Debtor so served fail to appear or answer within said thirty-day period, such Debtor shall be deemed in default and judgment may be entered by Secured Party against such Debtor for the amount or such other relief as may be demanded in any process so served. All terms herein shall have the meanings as defined in the UCC, unless the context otherwise requires. No provision hereof shall be modified, altered or limited except by a written instrument expressly referring to this Security Agreement and to such provision, and executed by the party to be charged. The execution and delivery of this Security Agreement has been authorized by the Board of Directors of each Debtor and by any necessary votes or consents of stockholders of each Debtor. This Security Agreement and all Obligations shall be binding upon the heirs, executors, administrators, successors, or assigns of each Debtor and shall, together with the rights and remedies of Secured Party hereunder, inure to the benefit of Secured Party, its successors, endorsees and assigns. If any term of this Security Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby. Secured Party is authorized to annex hereto any schedules referred to herein. Each Debtor acknowledges receipt of a copy of this Security Agreement.

     IN WITNESS WHEREOF, the undersigned has executed or caused this Security Agreement to be executed in the State of New York as of the date first above set forth.

                                               REX RADIO AND TELEVISION, INC.


                                               By:___________________________
                                                  Name: Douglas Bruggeman
                                                  Title: Vice President, Finance

                                               KELLY & COHEN APPLIANCES, INC.


                                               By:___________________________
                                                  Name: Douglas Bruggeman
                                                  Title: Vice President, Finance


                                               STEREO TOWN, INC.


                                               By:___________________________
                                                  Name: Douglas Bruggeman
                                                  Title: Vice President, Finance


                                               REX KANSAS, INC.


                                               By:___________________________
                                                  Name: Douglas Bruggeman
                                                  Title: Vice President, Finance


                                               NATWEST BANK N.A., Agent,
                                                 as Secured Party


                                               By:___________________________
                                                  Name: Thomas Maiale
                                                  Title: Vice President

            Trade Name(s) (if any):


------------------------------------------------

Chief Executive Office:

         SEE EXHIBIT A

Other Place(s) of Business:

         SEE EXHIBIT A


Location of books and records relating to the Collateral:

         SEE EXHIBIT A

Designated agent for service of process (if applicable):

         SEE EXHIBIT A

Name of record owner(s) of real estate where any Collateral is or may be affixed to realty:

         SEE EXHIBIT A

                                  SCHEDULE A


     (a) All Debtors' present and future accounts, contract rights, general intangibles, chattel paper, documents and instruments, as such terms are defined in the Uniform Commercial Code, including, without limitation, all accounts receivable and other receivables of any kind, and all obligations for the payment of money arising out of the sale of goods, rendition of services or the lease by the Debtors of their property ('Accounts'); (b) all of the right, title and interest of the Debtors in and to the goods or other property represented by or securing any of the Accounts or described in invoices relating thereto; (c) all rights of the Debtors as unpaid vendors or lienors, including stoppage in transit, replevin and reclamation; (d) all additional amounts due to the Debtors from any customer, irrespective of whether such additional amounts have been specifically assigned to the Secured Party; (e) all guaranties, mortgages on real or personal property, leases or other agreements on property securing or relating to any of the items referred to in subparagraph (a) above, or acquired for the purpose of securing and enforcing any of such items; (f) all moneys, securities and other property and the proceeds thereof, now or hereafter held or received by, or in transit to the Secured Party from or for the Debtors whether for safekeeping, pledge, custody, transmission, collection or otherwise, and all claims of the Debtors against, the Secured Party at any time existing; (g) all deposit accounts, as such term is defined in the Uniform Commercial Code, and all claims with respect thereto; (h) all raw materials, work in process, finished goods, and all other inventory of whatever kind or nature, and all wrapping, packaging, advertising and shipping materials, and any documents relating thereto, and all labels, logos and other devices, names or marks affixed or to be affixed thereto for purposes of selling or of identifying the same or the seller or manufacturer thereof and all right, title and interest of the Debtors therein and thereto, wherever located, whether now owned or hereafter acquired by the Debtors; (i) all equipment, machinery, furniture, fixtures, dies, tools, vehicles, trucks, cars, tractors, trailers, forklifts, cranes, hoists and tangible personal property of the Debtors, wherever located and whether now owned or hereafter acquired by the Debtors, all substitution and replacements therefor, and all accessions and attachments to or relating to any of the foregoing; (j) all of the Debtors' general intangibles of every kind and description, all patents, patent applications, tradenames, copyrights and trademarks and the goodwill of the business symbolized thereby, and Federal, State and local tax refund claims of all kinds, all whether now owned or hereafter acquired; (k) all other personal property and other assets of the Debtors now owned or hereafter acquired; (1) all books, records and other property relating to or referring to any of the foregoing, including, without limitation, all books, records, computer programs, ledger cards and other property and general intangibles at any time evidencing or relating to the Accounts; and (m) all proceeds of any of the foregoing in whatever form, including, without limitation, any claims against third parties for loss or damage to or destruction of any or all of the foregoing and cash, negotiable instruments and other instruments for the payment of money, chattel paper, security agreements or other documents.

Trade Name(s):

See Exhibit A


Chief Executive Office:                      All location(s) of Collateral:


2875 Needmore Road
Dayton, Ohio                                 See Exhibit A


Other Place(s) of Business:

See Exhibit A


Location of books and records
relating to the Collateral:                  Name of  record  owner(s)  of
                                             real  estate  where any  Collateral
2875 Needmore Road                           is or may be affixed to realty:
Dayton, Ohio



Designated agent for service                 See Exhibit B
of process (if applicable):

Ronald E. Durbin
2875 Needmore Road
Dayton, Ohio